Exhibit 10.119

THEMAVEN, INC.

STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (“Agreement”) is made and entered into by and between THEMAVEN, INC., a Delaware corporation (the “Company”) and Andrew Q. Kraft (“Participant”). This Agreement is entered into separate from any equity incentive or similar plan, however the provisions of Sections 2, 6, 7, 8, 9, 10, 11, 12 and 13 of the 2016 Stock Incentive Plan of the Company (the “Plan”) are incorporated herein by reference. All capitalized terms not defined in this Agreement have the meanings set forth in the Plan.

1. Grant. Subject to the Plan, the Company grants to the Participant an option (“Option”) to purchase shares of the common stock of the Company as follows:

Participant:	Andrew Q. Kraft

Grant Date:	December 13, 2018

Vesting Start Date:	December 13, 2018

Shares:	Common Stock

Shares Subject to Option:	700,000

Exercise Price:	$0.35 per share

Type of Option:	Incentive Stock Option as permitted by law, and Nonqualified Stock Option

Option Expiration Date:	December 13, 2028

(subject to early termination in accordance with the terms of the Plan incorporated herein by reference)

Vesting Period:

Vesting shall be based on the achievement during 2019 of the performance targets set forth in paragraphs (A) through (D) below:

(A). 100,000 shares shall vest on the last day of each fiscal quarter during 2019, provided the Company achieves the Quarterly Performance Stock Target in respect of such Quarter, as defined in the Executive Employment Agreement dated as of December 13, 2018 between Participant and Maven Coalition, Inc. (the “Employment Agreement”).

(B). 100,000 shares shall vest in the event that during 2019 the Company signs a strategic partnership with a major media company (public, $1 billion or greater market capitalization), encompassing some set of distribution, sales, technology integration, and/or equity investment, with a party and on terms approved by the Board.

(C). 100,000 shares shall vest in the event that the Company signs at least three “Flagship Partner Agreements” in each of the sports, finance and politics during 2019, as defined in the Employment Agreement.

(D). Up to 100,000 shares shall vest, upon signing certain named enterprise partners to be specified by the Company’s COO in writing from time to time (which may include Flagship Partner Agreements), with 10,000 shares vesting for every 5 million monthly unique users recorded by such targets in the last full calendar month prior to migration onto the Company’s content management systems (as measured by Google Analytics, or if Google Analytics is not then providing such service, such other reputable and independent third party provider of similar services identified by the Company).

THE GRANT OF THE OPTION IS MADE IN CONSIDERATION OF THE SERVICES TO BE RENDERED BY THE PARTICIPANT TO THE COMPANY AND IS SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN INCORPORATED HEREIN BY REFERENCE. THE OPTION MAY BE EXERCISED ONLY FOR WHOLE SHARES.

2. Option Provisions.

2.1 Termination. Upon the termination of the employment of the Participant with the Company and all Subsidiaries for any reason other than death, Disability, or Retirement, or if Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary), then (a) all vesting of the Option shall immediately cease and (b) any and all Options then held by the Participant will, to the extent vested as of such termination of employment, remain exercisable in full for a period of one (1) month after such termination of employment (but in no event after the expiration date of any such Option), unless the termination is for Cause. If termination of employment is for Cause (as defined in the Employment Agreement), all Options shall immediately terminate as further provided in the Plan. If the termination of employment is due to Disability or Retirement, then the Option shall be exercisable as provided in the Plan.

2.2 Exercise. To exercise the Option, the Participant (or person then entitled to exercise the Option under the Plan) must deliver to the Company an executed stock option exercise agreement in such form as is approved by the Committee from time to time (“Exercise Agreement”), which shall set forth, inter alia: (a) the Participant’s election to exercise the Option; (b) the number of shares of Common Stock being purchased; (c) any restrictions imposed on the shares of Common Stock being purchased; and (d) such representations, warranties, and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

The shares that may be issued on exercise of this Option, at the time of the grant hereof, are not authorized and available for issuance, therefore this Option is currently considered an unfunded option. The Participant agrees that no part of this Option may be exercised until the later of the increase in the authorized shares of common stock in sufficient number of shares to permit the exercise from time to time of this Option or the later respective vesting and exercise date as set forth herein.

2.3 Payment of Exercise Price. The Exercise Price of the Option shall be payable in full in cash, or its equivalent at the time of exercise in the manner then designated by the Committee, unless otherwise agreed by the Committee.

2.4 Vesting. All Options not vested will be terminated and forfeited upon the Participant’s termination of employment. Any and all Options that have not vested as provided in Section 1 of this Agreement shall terminate immediately upon the termination, for any reason whatsoever, of the employment of the Participant with the Company and all Subsidiaries, or if Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary).

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3. Taxation.

3.1 Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s sole responsibility. The Company makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares of Common Stock acquired on exercise and does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

3.2 Disqualifying Disposition. If the Option is an ISO and the Participant disposes of the shares of Common Stock prior to the expiration of either two (2) years from the Grant Date or one (1) year from the date the shares are transferred to the Participant pursuant to the exercise of the Option, the Participant shall notify the Company in writing within thirty (30) days after such disposition of the date and terms of such disposition. The Participant also agrees to provide the Company with any information concerning any such dispositions as the Company requires for tax purposes.

4. Compliance with Law. The exercise of the Option and the issuance and transfer of the shares of Common Stock shall be subject to compliance by the Company and the Participant with any and all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then-applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.

5. General Terms.

5.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing an original signature.

5.2 Discretionary Nature of Plan. The provisions of the Plan incorporated herein are discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

5.3 Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

5.4 Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.

5.5 No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position with the Company. Nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the employment of Participant at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option unless and until certificates representing the shares have been issued by the Company to the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

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5.6 Options Subject to Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

5.7 Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

5.8 Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

[SIGNATURE PAGE TO STOCK OPTION AWARD AGREEMENT TO FOLLOW]

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[SIGNATURE PAGE TO STOCK OPTION AWARD AGREEMENT]

THEMAVEN, INC.

/s/ Paul Edmondson
By:	Paul Edmondson
Title:	Chief Operating Officer
Date:	1/16/2019

PARTICIPANT

/s/ Andrew Q. Kraft
Name:	Andrew Q. Kraft
Date:	1/16/2019

PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND THIS AGREEMENT. PARTICIPANT HAS READ AND UNDERSTANDS THE TERMS AND PROVISIONS THEREOF, AND ACCEPTS THE OPTION SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE PLAN THAT ARE INCORPORATED HEREIN BY REFERENCE AND THIS AGREEMENT. PARTICIPANT ACKNOWLEDGES THAT THERE MAY BE ADVERSE TAX CONSEQUENCES UPON EXERCISE OF THE OPTION OR DISPOSITION OF THE UNDERLYING SHARES AND THAT THE PARTICIPANT SHOULD CONSULT A TAX ADVISOR PRIOR TO SUCH EXERCISE OR DISPOSITION.

Attachments:

Exhibit 1- Plan

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EXHIBIT 1

PLAN

See attached.

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